Certification of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350



     Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Chairman of the Board and Chief Executive Officer of Gehl Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                           /s/ William D. Gehl
Date:  May 9, 2003                         -----------------------------------
                                           William D. Gehl
                                           Chairman of the Board
                                           and Chief Executive Officer



     A signed original of this written statement required by Section 1350 has been provided to Gehl Company and will be retained by Gehl Company and furnished to the Securities and Exchange Commission or its staff upon request.